Exhibit 3.11

BYLAWS

OF

AMC ITD, INC.

JULY 20, 2010

Section 3.2 - Amended 11/30/10

TABLE OF CONTENTS

ARTICLE 1 Offices		1
1.1	Principal Office	1
1.2	Registered Office	1
1.3	Other Offices	1
ARTICLE 2 Meetings of Stockholders		1
2.1	Annual Meeting	1
2.2	Special Meetings	1
2.3	Place and Time of Meeting	2
2.4	Notice of Meetings	2
2.5	Quorum	2
2.6	Chairman and Minutes	2
2.7	Order of Business	3
2.8	Voting	3
2.9	List of Stockholders	3
2.10	Inspectors of Votes	4
2.11	Action Without Meeting	4
2.12	Inspection of Corporate Records	4
2.13	Stock with More or Less than One Vote Per Share	4
2.14	Suspension of Notice Requirements	4
ARTICLE 3 Board of Directors		5
3.1	Powers	5
3.2	Number, Term, and Qualification	5
3.3	Election and Removal	5
3.4	Meetings	6
3.5	Quorum and Manner of Acting	6
3.6	Action by Consent	6
3.7	Vacancies	6
3.8	Votes and Voting	7
3.9	Inspection of Books and Records	7
3.10	Fees and Compensation	7
ARTICLE 4 Committees		8
4.1	Committees	8
ARTICLE 5 Officers		8
5.1	Number	8
5.2	Election and Term	9
5.3	Removal and Resignation	9
5.4	Compensation	9
5.5	Bond	9
ARTICLE 6 Duties of Officers		9
6.1	Chairman of the Board	9
6.2	President	9

6.3	Vice Chairmen of the Board and Vice Presidents	10
6.4	Secretary	11
6.5	Treasurer	11
6.6	Assistant Officers	12
ARTICLE 7 Signature Authority and Representation		12
7.1	Contracts, Checks, etc.	12
7.2	Proxies in Respect of Securities of Other Corporations	12
ARTICLE 8 Certificates of Stock, Bonds, and Records		12
8.1	Form and Signature	12
8.2	Transfer	13
8.3	Record Owner	13
8.4	Lost Certificates	13
8.5	Books and Records	13
8.6	Record Date	13
ARTICLE 9 Dividends		14
9.1	Dividends	14
ARTICLE 10 Indemnification		15
10.1	Action Other Than by or in the Right of the Corporation	15
10.2	Action by or in the Right of the Corporation	15
10.3	Determination of Right to Indemnification	16
10.4	Right to Indemnification	16
10.5	Prepaid Expenses	16
10.6	Other Rights and Remedies	16
10.7	Insurance	16
10.8	Merger and Consolidation	17
10.9	Employee Benefit Plans	17
10.10	Benefit	17
ARTICLE 11 Miscellaneous		17
11.1	Seal	17
11.2	Fiscal Year	17
11.3	Amendments	17
11.4	Waiver of Notice	17
11.5	Interpretation	18
11.6	Inoperative Portion	18

BYLAWS

OF

AMC ITD, INC.

ARTICLE 1
OFFICES

1.1                           Principal Office.  The principal office for the transaction of business by AMC ITD, Inc. (hereinafter called the “Corporation”) in the State of Missouri will be at 920 Main Street, Kansas City, Missouri.

1.2                           Registered Office.  The Corporation, by resolution of the Board of Directors, may change the location of the registered office that it has designated in the Articles of Incorporation to any other place in Kansas.  By similar resolution, the resident agent at such registered office may be changed to any other person or corporation, including the Corporation itself.  The resolution shall state the location of the registered office, including street, number, city and county, and the registered agent’s name.  Upon adoption of such a resolution, a certificate certifying the change shall be executed, acknowledged and filed with the Secretary of State.

1.3                           Other Offices.  The Corporation may have offices at any other place or places, within or without the state of Kansas, as from time to time the Board of Directors may decide necessary or the business of the Corporation may require.

ARTICLE 2
MEETINGS OF STOCKHOLDERS

2.1                           Annual Meeting.  The stockholders will hold their annual meeting for the election of directors and for the transaction of any other business that may come before the meeting on the second Thursday of November of each year beginning in 2010, if not a legal holiday, and if a legal holiday, then on the next succeeding business day.

2.2                           Special Meetings.  Special meetings of the stockholders may be called at any time by the Board of Directors.  In addition, under certain circumstances described in Section 3.7 of these Bylaws, other persons may call a special meeting of stockholders for the limited purpose specified in said Section 3.7.

2.3                           Place and Time of Meeting.  The stockholders of the Corporation shall hold each meeting at the place within or without the state of Kansas and at the hour that the person or persons calling the meeting have fixed.

2.4                           Notice of Meetings.  Whenever stockholders are required or permitted to take any action at a meeting, a written notice of the meeting shall be given which shall state the place, date and hour of the meeting, and, in the case of a special meeting, the purpose or purposes for which the meeting is called.  Except as the law otherwise provides, written notice of any meeting shall be given not less than ten (10) nor more than sixty (60) days before the date of the meeting to each stockholder entitled to vote at such meeting.  If mailed, notice shall be deemed given when deposited in the United States mail, postage prepaid, directed to the stockholder at his address as it appears on the records of the Corporation.  Notice need not be given of any adjourned stockholders’ meeting if the time and place are announced at the meeting from which adjournment is taken, except that if the adjournment is for more than thirty (30) days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting.  At an adjourned meeting, the Corporation may transact any business which might have been transacted at the original meeting.

2.5                           Quorum.  The presence in person or by proxy of stockholders entitled to vote a majority of the outstanding shares of voting stock shall constitute a quorum for the transaction of business. The stockholders present at a meeting at which a quorum is present may continue to do business until adjournment, despite the withdrawal of enough stockholders to leave less than a quorum.  In the absence of a quorum, a majority of the stockholders present or any officer entitled to preside at or act as Secretary of such a meeting shall have authority to adjourn the meeting until stockholders holding a sufficient number of shares of stock are present.  If, because of the provisions of Section 2.13, a quorum exists as to some, but less than all, of the matters scheduled to be considered at a meeting, the stockholders present in person or by proxy may transact business at the meeting, but no vote may be taken with respect to any matter as to which a quorum is not present.

2.6                           Chairman and Minutes.  At each meeting of the stockholders, the President, or if he is absent, the most senior Vice President who is present, or if no Vice President is present, another officer of the Corporation chosen by the vote of a majority of the shares present in person or by proxy and entitled to vote, or if all the officers of the Corporation are absent, a stockholder so chosen, shall act as Chairman and preside at the meeting.  The Secretary of the Corporation, or if he is absent or required under this section to act as Chairman, the person (who shall be an Assistant Secretary of the Corporation, if an Assistant Secretary is present) whom the Chairman of the meeting shall appoint shall act as Secretary of the meeting and keep the minutes.

2.7                           Order of Business.  The Chairman of each meeting of the stockholders shall determine the order of business, provided that the order of business may be changed by the vote of a majority in voting interest of the stockholders present in person or by proxy.

2.8                           Voting.  As to each matter submitted to a vote of the stockholders at any meeting, each stockholder shall be entitled to cast, with respect to each share of stock held by him, that number of votes per share which is specified for shares of the class (and series, if any) of which such share is a part in the Articles of Incorporation or in the resolutions of the Board of Directors creating such class (and series, if any) pursuant to authority granted in the Articles of Incorporation.  A stockholder may cast his votes at any meeting of the stockholders either in person or by proxy appointed by an instrument in writing signed by the stockholder or his authorized attorney.  However, no one shall vote or act upon a proxy after eleven (11) months from its date, unless the proxy instrument provides for a longer period.  In all matters other than the election of directors, the affirmative vote of a majority of the shares present in person or by proxy and entitled to vote on a given matter, a quorum being present, shall be the act of the stockholders, except when applicable law, the Articles of Incorporation, or these Bylaws provide otherwise.  In all elections of directors, the nominees receiving the highest numbers of votes shall be elected, without regard to whether any nominee shall have received a majority of all votes cast.  There shall be no cumulative voting unless otherwise provided in the Articles of Incorporation.  Unless a stockholder present in person or by proxy at a meeting and entitled to vote demands, or the Chairman of the meeting directs, that there be a written ballot, the vote on any matter coming before that meeting may be taken by means other than written ballots.  On a vote by written ballots, each stockholder voting, or his proxy, shall sign his ballot and shall state the number of shares voted.  Where a separate vote by a class or classes of stock is required, a majority of the outstanding shares of such class or classes, present in person or by proxy, shall constitute a quorum entitled to take action with respect to that vote on that matter and the affirmative vote of the majority of shares of such class or classes present in person or by proxy at the meeting shall be the act of such class or classes.

2.9                           List of Stockholders.  The Secretary of the Corporation, or the other officer of the Corporation who shall have charge of the stock ledger, shall prepare and make, either directly, through another officer of the Corporation that he designates, or through a transfer agent or registrar duly appointed by the Board of Directors, at least ten (10) days before every meeting of the stockholders, a complete list of the stockholders entitled to vote at that meeting, arranged in alphabetical order and showing the address of each stockholder and the number of shares registered in the name of each.  The list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten (10) days prior to the meeting, either at a place within the city where the meeting is to be held, which place the notice of meeting shall specify, or, if the notice does not specify such place, at the place where the meeting is to be held.  The officer responsible for the list shall produce and keep it at the time and place of the meeting during the whole time of the meeting, so that any stockholder who is present may inspect the list.

2.10                    Inspectors of Votes.  At each meeting of the stockholders, the Chairman may appoint two (2) inspectors of votes.  Each inspector of votes shall subscribe an oath or affirmation faithfully to execute the duties of an inspector of votes with strict impartiality and according to the best of his ability.  The inspectors of votes, if any, shall take charge of the ballots at the meeting.  After the balloting on any question, they shall count the ballots cast and make a report in writing to the Secretary of the meeting of the results of that vote.  An inspector of votes need not be a stockholder of the Corporation, and any officer of the Corporation may be an inspector of votes on any question other than a vote for or against his election to any position with the Corporation or on any other question in which he may be directly interested.

2.11                    Action Without Meeting.  Any action required or permitted to be taken at any meeting of the stockholders may be taken without a meeting, prior notice or a vote if a consent in writing, setting forth the action so taken, is signed (personally or by duly authorized attorney) by all persons who would be entitled to vote upon such action at a meeting.  The Secretary of the Corporation shall file any and every such consent with the minutes of the meetings of the stockholders.

2.12                    Inspection of Corporate Records.  Any stockholder of record, in person or by attorney or other agent, upon written demand under oath stating the purpose thereof, shall have the right during the usual hours for business to inspect for any proper purpose the Corporation’s Bylaws, stock register, a list of its stockholders, books of account, records of the proceedings of the stockholders and directors and the Corporation’s other books and records, and to make copies or extracts therefrom.  A proper purpose shall mean a purpose reasonably related to such person’s interest as a stockholder.  In every instance where an attorney or other agent shall be the person who seeks the right of inspection, the demand under oath shall be accompanied by a power of attorney or such other writing which authorizes the attorney or other agent to so act on behalf of the stockholder.  The demand under oath shall be directed to the Corporation at its registered office in this state or at its principal place of business.

2.13                    Stock with More or Less than One Vote Per Share.  Whenever there are outstanding shares of stock which, under the provisions of the Articles of Incorporation, have more or less than one vote per share on any matter, then every reference herein to a majority or other proportion of stock shall refer to a majority of other proportion of the votes of such stock.

2.14                    Suspension of Notice Requirements.  Whenever notice is required to be given, under any provision of the Kansas general corporation law or the Articles of Incorporation or these Bylaws, to any stockholder to whom (a) notice of two (2)

consecutive annual meetings, and all notices of meetings or of the taking of action by written consent without a meeting to such person during the period between such two consecutive annual meetings, or (b) all, and at least two payments, if sent by first class mail, of dividends or interest on securities during a twelve-month period, have been mailed addressed to such person at the address as shown on the records of the Corporation and have been returned undeliverable, the giving of such notice to such person shall not be required.  Any action or meeting which shall be taken or held without notice to such person shall have the same force and effect as if such notice had been duly given.  If any such person shall deliver to the Corporation a written notice setting forth such person’s then current address, the requirement that notice be given to such person shall be reinstated.

ARTICLE 3
BOARD OF DIRECTORS

3.1                           Powers.  The property, business, and affairs of the Corporation shall be managed by or under the direction of a Board of Directors, except as otherwise provided in the Kansas general corporation law or the Articles of Incorporation.

3.2                           Number, Term, and Qualification.  The number of directors to constitute the initial Board of Directors of the corporation shall be three.  The number of directors to constitute subsequent Boards of Directors shall be determined by the stockholders of the corporation at each annual meeting of the stockholders, except that the stockholders may create new directorships at any special meeting.  If the number of directors is not determined at any annual meeting, the number of directors shall remain the same as it was immediately preceding such meeting.   A director does not need to be a stockholder or a resident of the State of Kansas.

Each director shall hold office until such director’s successor is elected and qualified or until such director’s earlier resignation or removal.  The attendance of any director at any regular or special meeting of the Board of Directors or such director’s written approval of the minutes of any such meeting shall constitute acceptance of the office of director.

3.3                           Election and Removal.  Directors shall be elected at each annual meeting of stockholders.  At any annual or special meeting of stockholders, if the notice of such meeting states that one of the purposes of the meeting is to consider the removal of one or more named directors, any one or more of such directors may be removed from his position as such, with or without cause, by affirmative vote of a majority of all shares which would be entitled to vote in an election of a successor to such director held immediately after the vote on his removal, subject, however, to any limitations or special requirements imposed by applicable law.

3.4                           Meetings.  Meetings of the Board of Directors of the Corporation may be held within or without the state of Kansas.  The Board of Directors shall hold an annual meeting without notice immediately after the final adjournment of and at the same place as each annual meeting of the stockholders.  The Board of Directors may hold other regular meetings with or without notice at such times and places as the Board may provide. The Board may hold special meetings at any time upon the call of any member of the Board.  Notice of any special meeting, including the time and place of the meeting, shall be given to each director by any of the following means:  (a) by a writing deposited in the United States mail, postage paid, addressed to the director at his residence or principal business office, at least five (5) days prior to the date of the meeting; (b) by telegraph, cable, wireless, or other form of recorded communication sent not later than the day before the date of the meeting; or (c) by oral communication, personally or by telephone, not later than the day before the date of the meeting.  Notice of any adjourned meeting need not be given if the Board fixed the time and place at the meeting from which adjournment was taken.

3.5                           Quorum and Manner of Acting.  A majority of the total number of directors shall constitute a quorum for the transaction of business at any meeting, and except as otherwise expressly provided by applicable law, the Articles of Incorporation or these Bylaws, the vote of a majority of the directors present at any meeting at which a quorum shall be present shall be the act of the Board of Directors.  In the absence of a quorum, a majority of the directors present may adjourn any meeting from time to time until a quorum is present.  Members of the Board, or of any committee the Board designates, may participate in a meeting of the Board or of that committee by means of conference telephone or similar communications equipment through which all persons participating in the meeting can hear one another.  Such participation shall constitute presence in person at the meeting.

3.6                           Action by Consent.  Any action required or permitted to be taken at a meeting of the Board of Directors or any committee thereof may be taken without a meeting if all members of the Board or the committee consent to such action in writing and the writing or writings are filed with the minutes of proceedings of the Board or the committee.

3.7                           Vacancies.  Unless otherwise provided in the Articles of Incorporation, vacancies on the Board of Directors may be filled by a majority of the directors then in office, although less than a quorum, or by a sole remaining director; provided, however, that whenever the holders of any class or classes of stock or series thereof are entitled under the Articles of Incorporation to elect one or more directors, the directors elected by such holders shall be designated as a separate class and vacancies and newly-created directorships of such class may be filled by a majority of the directors of such class or by a sole remaining director of such class.  If, at any time, by reason of death or resignation or other cause, the Corporation should have no directors in office, then any officer or any stockholder or an executor, administrator, trustee, or guardian of a stockholder, or any other fiduciary entrusted with like responsibility for the person or estate of a stockholder, may call a special meeting of stockholders in accordance with the provisions of these Bylaws or may apply to the District Court for a decree summarily ordering an election as provided in the Kansas general corporation law.

A vacancy on the Board shall exist in case of the death, resignation, or removal of any director or if the number of directors to constitute the Board of Directors is increased, the stockholders fail at any meeting at which they elect directors to elect the full number of directors for which they are voting at that meeting, or a person elected as a director refuses to serve or fails to file a written acceptance of his election at the written request of any officer of the Corporation.  If a director resigns, effective at a future date, the Board, including any directors who have resigned but whose resignations have not yet become effective, shall have the power to fill the vacancy, the successor to take office when the resignation becomes effective and to hold office as provided in this Section with respect to the filling of other vacancies.

Each director chosen as this section provides shall hold office until the next regular election of directors or of the class of which such director is a part and until the election and qualification of his successor.  No reduction in the authorized number of directors shall have the effect of removing any director prior to the expiration of his term of office.

3.8                           Votes and Voting.  All votes required of directors hereunder may be by voice vote or show of hands, unless a written ballot is requested, which request may be made by any director.  Each director shall have one (1) vote, unless the Articles of Incorporation provide that directors elected by the holders of a class or series of stock shall have more or less than one vote per director on any matter, in which event every reference herein to a majority or other proportion of directors shall refer to a majority or other proportion of the votes of such directors.

3.9                           Inspection of Books and Records.  Any director shall have the right to examine the Corporation’s stock ledger, a list of its stockholders entitled to vote and its other books and records for a purpose reasonably related to such director’s position as a director.

3.10                    Fees and Compensation.  Directors shall not receive any stated salary for their services as directors but, by resolution of the Board, adopted in advance of or after the meeting for which payment is to be made, a fixed fee, with or without expenses of attendance, may be allowed one or more of the directors for attendance at each meeting.  Nothing herein contained shall be construed to preclude any director from serving the Corporation in any other capacity as an officer, agent, employee, or otherwise, and receiving compensation therefore.

ARTICLE 4

COMMITTEES

4.1                           Committees.  The Board of Directors may designate, by resolution passed by a majority of the whole Board, one or more committees, each committee to consist of one or more of the directors of the Corporation.  The Board may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee.  In the absence or disqualification of a member of a committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not such member or members constitute a quorum, may unanimously appoint another director to act at the meeting in the place of any such absent or disqualified member.  Any such committee, to the extent provided in the resolution of the Board of Directors designating such committee, shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the Corporation and may authorize the seal of the Corporation to be affixed to all papers which may require it; but no such committee shall have the power or authority in reference to amending the Articles of Incorporation (except that a committee may, to the extent authorized in the resolution or resolutions providing for the issuance of shares of stock adopted by the Board of Directors as provided in the Kansas general corporation law, fix the designations and any of the preferences or rights of such shares relating to dividends, redemption, dissolution, any distribution of assets of the corporation or the conversion into, or the exchange of such shares for, shares of any other class or classes or any other series of the same or any other class or classes of stock of the Corporation or fix the number of shares of any series of stock or authorize the increase or decrease of the shares of any series), adopting an agreement of merger or consolidation pursuant to the Kansas general corporation law, recommending to the stockholders the sale, lease or exchange of all or substantially all of the Corporation’s property and assets, recommending to the stockholders a dissolution of the Corporation or a revocation of a dissolution, or amending the Bylaws of the Corporation; and, unless the resolution expressly so provides, no such committee shall have the power or authority to declare a dividend or to authorize the issuance of stock or to adopt a certificate of ownership and merger pursuant to the Kansas general corporation law.

ARTICLE 5
OFFICERS

5.1                           Number.  The Officers of the Corporation shall be a President, a Vice President, a Secretary, a Treasurer and such other officers, including a Chairman of the Board, Vice Chairmen of the Board, Vice Presidents, Assistant Secretaries, Assistant Treasurers, and other assistant officers as the Board of Directors may from time to time elect.  If more than one Vice Chairman of the Board or more than one Vice President be elected, the Board may determine the seniority of each of said Vice Chairmen of the Board or said Vice Presidents, as the case may be. If a Chairman of the Board is elected and if the Board of Directors designates the Chairman as having the powers of the chief executive officer coextensively with the President, the designation shall be filed in writing, attested by the corporation’s Secretary, with the Secretary of State of Kansas.  Any two (2) or more of such offices may be held by the same person.

5.2                           Election and Term.  Officers shall be chosen in such manner and shall hold their offices for such terms as are determined by the Board of Directors.  Each officer shall hold his office until such officer’s successor is elected and qualified or until such officer’s earlier resignation or removal.  Any officer may resign at any time upon written notice to the Corporation.

5.3                           Removal and Resignation.  At any regular or special meeting of the Board of Directors, any officer may be removed, either with or without cause, by vote of a majority of all directors at the time in office.  Any officer may resign at any time upon written notice to the Corporation.  Directors may be removed with or without cause at any time by the Board of Directors.

5.4                           Compensation.  The Board of Directors shall fix the compensation of the chief executive officer of the Corporation, and the Board, or such officer or officers as it may designate, may fix the compensation for such other officers and agents as may from time to time be appointed.

5.5                           Bond.  The Board of Directors, by resolution, may require any and all of the officers to give bond to the Corporation, with sufficient surety or sureties, conditioned for the faithful performance of the duties of their respective offices, and to comply with such other conditions as may from time to time be required by the Board of Directors.

ARTICLE 6
DUTIES OF OFFICERS

6.1                           Chairman of the Board.  If a Chairman of the Board be elected, he shall preside at all meetings of the Board of Directors at which he may be present and shall have such other duties, powers, and authority as may be prescribed elsewhere in these Bylaws.

The Board of Directors may delegate such other authority and assign such additional duties to the Chairman of the Board, other than those conferred by law exclusively upon the President, as it may from time to time determine.  The Board may designate the Chairman of the Board as the chief executive officer of the Corporation with all of the powers otherwise conferred upon the President of the Corporation, or it may, from time to time, divide the responsibilities, duties and authority for the general control and management of the Corporation’s business and affairs between the Chairman of the Board and the President.

6.2                           President.  Unless the Board otherwise provides, the President shall be the chief executive officer of the Corporation with such general executive powers and duties of supervision and management as are usually vested in the office of the chief executive officer of a corporation.

He shall see that all orders and resolutions of the Board of Directors are carried into effect, subject to the right of the directors to delegate any specific powers to any other officer or officers of the Corporation.

He shall preside at all meetings of the shareholders and in the absence of the Chairman of the Board at meetings of the Board of Directors.

He, along with the Secretary or any other proper officer of the Corporation thereunto authorized by the Board of Directors may sign certificates for shares of the Corporation, deeds, conveyances, bonds, mortgages, contracts or other instruments which the Board of Directors has authorized to be executed, and unless the Board of Directors shall order otherwise by resolution, he may borrow such funds, make such contracts, and execute such agreements, financing statements, certificates, documents and other instruments as may be incident thereto, as the ordinary conduct of the Corporation’s business may require.

Unless the Board otherwise provides, the President or any person designated in writing by him may (a) attend meetings of stockholders of other corporations to represent the Corporation thereat and to vote or take action with respect to the shares of any such corporation owned by this Corporation in such manner as he or his designee may determine, and (b) execute and deliver written consents, waivers of notice and proxies for and in the name of the Corporation with respect to any such shares owned by this Corporation.

He shall, unless the Board provides otherwise, be ex-officio a member of all standing committees.

He shall have such other or further duties and authority as may be prescribed elsewhere in these Bylaws or from time to time by the Board of Directors.

If a Chairman of the Board be elected or appointed and designated as the chief executive officer of the Corporation, the President shall perform such duties as may be specifically delegated to him by the Board of Directors and as are conferred by law exclusively upon him.  In the absence, disability or inability to act of the Chairman of the Board, the President shall perform the duties and exercise the powers of the Chairman of the Board.

6.3                           Vice Chairmen of the Board and Vice Presidents.  Any Vice Chairman of the Board or Vice President elected by the Board of Directors shall perform such duties as shall be assigned to him and shall exercise such powers as may be granted to him by the Board of Directors or by the chief executive officer of the Corporation.  In the absence of the Chairman of the Board or the President, the Vice Chairmen of the Board or Vice Presidents, as the case may be, in order of their seniority, may perform the duties and exercise the powers of the Chairman of the Board or the President, as the case may be, with the same force and effect as if performed by the Chairman of the Board or the President, as the case may be.

6.4                           Secretary.  The Secretary shall record the proceedings of the meetings of the stockholders, the Board of Directors, the Executive Committee (if any) and any other committees of the Board in one of the books provided for that purpose.

He shall be custodian of the corporate records and of the seal (if any) of the Corporation.  He shall see that the seal of the Corporation is affixed to all certificates for shares prior to the issue thereof and may cause the seal to be affixed to any document, the execution of which on behalf of the Corporation is duly authorized in accordance with the provisions of these Bylaws.

He shall sign with the President, or a Vice President, certificates for shares of the Corporation, the issue of which shall have been authorized by resolution of the Board of Directors.  He shall have general charge of the stock transfer books of the Corporation.

He shall keep a register of the post office address of each stockholder, as furnished to the Secretary by such stockholder.

He shall see that all notices are duly given in accordance with the provisions of these Bylaws or as required by law and that the voting list is prepared for stockholders’ meetings.

In general, the Secretary shall perform all duties incident to the office and such other duties as may from time to time be assigned to him by the chief executive officer or by the Board of Directors.

6.5                           Treasurer.  The Treasurer shall have responsibility for the funds and securities of the Corporation; he shall receive and give receipts for monies due and payable to the Corporation from any source whatsoever, and deposit all such moneys in the name of the Corporation in such banks, trust companies or other depositaries as shall be selected by the Board of Directors or by any officer of the Corporation to whom such authority has been granted by the Board of Directors.

He shall disburse or permit to be disbursed the funds of the Corporation as may be ordered or authorized generally by the Board.

He shall render to the chief executive officer of the Corporation and the directors whenever they may require it an account of all his transactions as Treasurer and of those under his jurisdiction and of the financial condition of the Corporation.

In general, he shall perform all the duties incident to the office of Treasurer and such other duties as from time to time may be assigned to him by the chief executive officer or by the Board of Directors.

6.6                           Assistant Officers.  Each assistant officer that may be selected pursuant to these Bylaws, in the absence or nonavailability of the principal officer, may perform the duties and exercise the powers of the principal officer with the same force and effect as if performed by the principal officer.  The assistant shall also have such lesser or greater authority and perform such other duties as the Board of Directors may prescribe.

ARTICLE 7
SIGNATURE AUTHORITY AND REPRESENTATION

7.1                           Contracts, Checks, etc.  The officer or agent that the Board of Directors or an officer with authority from the Board designates shall sign all contracts and agreements that the Board authorizes, as well as all checks, drafts, bills of exchange, or other orders for payment of indebtedness that the Corporation has issued in its name.  Designation of those with authority to sign for the Corporation may be general or for a specific purpose.  The Board may authorize the use of facsimile signatures on any document.

7.2                           Proxies in Respect of Securities of Other Corporations.  Unless the Board of Directors provides otherwise, the President or a Vice President may from time to time appoint an attorney or an agent to exercise, in the name and on behalf of the Corporation, the powers and rights which the Corporation may have as the holder of stock or other securities in any other corporation to vote or to consent in respect of that stock or those securities.  The President or Vice President may instruct the person or persons he appoints as to the manner of exercising the powers and rights, and the President may execute or cause to be executed in the name and on behalf of the Corporation all written proxies, powers of attorney, or other written instruments that he deems necessary in order for the Corporation to exercise those powers and rights.

ARTICLE 8
CERTIFICATES OF STOCK, BONDS, AND RECORDS

8.1                           Form and Signature.  The certificates of stock of the Corporation shall be numbered and entered in the books of the Corporation as the Corporation issues them.  The certificates of stock shall bear the holder’s name and number of shares, and the Chairman of the Board or Vice Chairman of the Board, or the President or a Vice President and the Secretary or an Assistant Secretary or the Treasurer or an Assistant Treasurer, shall sign them; provided, however, that if a transfer agent other than the Corporation or its employee or a registrar other than the Corporation or its employee countersigns any stock certificate, any other signature on that certificate may be a facsimile.  In case any officer, transfer agent or registrar who shall have signed or whose facsimile signature shall have been placed upon a certificate ceases to be such officer, transfer agent or registrar before the

Corporation has issued that certificate, the Corporation may nevertheless issue the certificate with the same effect as though the person were an officer at the date of issuance.

The Corporation may issue certificates for shares prior to full payment under any restrictions and for any purposes that the Board of Directors provide.  However, any certificate that the Corporation issues prior to full payment shall state the total consideration the purchaser will pay, the amount he has paid, and the terms by which he is to pay the remainder.

8.2                           Transfer.  Only the person a certificate of stock names, or his attorney whom he has authorized in writing, shall make transfers of that stock on the books of the Corporation.  No transfer will be valid until the transferor has surrendered his certificate.

8.3                           Record Owner.  The Corporation shall be entitled to treat the holder of record of any share or shares of stock as the holder in fact of that stock.  No person shall compel the Corporation to recognize any equitable or other claim to or interest in such stock, whether or not the Corporation has received express or other notice of that interest.

8.4                           Lost Certificates.  In case a stockholder alleges that any certificates of stock have been lost, stolen, or destroyed, the Corporation may issue replacements under the following conditions: (a) The owner must file an affidavit with the Secretary of the Corporation giving the facts of ownership — including the number of the certificates and the number of shares they represented — and the facts of the loss, theft, or destruction; (b) the Secretary shall present the affidavit to the Board of Directors; (c) if the facts satisfy the Board that the certificates were lost, stolen, or destroyed and that the Corporation ought to issue replacements, the Board may direct the officers or the transfer agent and registrar to issue new certificates.  The Board may condition the issuance of replacements on the filing of a bond in the form and with the conditions and surety that the Board may prescribe.  Such a bond will be to indemnify and save from harm the Corporation and any transfer agent or registrar of its stock from any claim, loss, expense, damage, or liability that the alleged loss, theft, or destruction of the certificates, or the issuance of replacements, may occasion.

8.5                           Books and Records.  The Corporation may keep its books and records at any places within or without the state of Kansas that the Board of Directors may from time to time determine.

8.6                           Record Date.  In order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors and shall not be more than sixty (60) nor less than ten (10) days before the date of such meeting.  If no record date is fixed by the Board of Directors, the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived by all stockholders entitled to vote at the meeting, either in writing or by attendance at the meeting, at the close of business on the day next preceding the day on which the meeting is held.  A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting, except that the Board of Directors may fix a new record date for the adjourned meeting.

In order that the Corporation may determine the stockholders entitled to consent to corporate action in writing without a meeting, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors and shall not be more than ten (10) days after the date upon which the resolution fixing the record date is adopted by the Board of Directors.  If no record date has been fixed by the Board of Directors, the record date for determining stockholders entitled to consent to corporate action in writing without a meeting, when no prior action by the Board of Directors is required by this act, shall be the first date on which a signed written consent setting forth the action taken or proposed to be taken is delivered to the Corporation by delivery to its registered office in this state, its principal place of business, or an officer or agent of the Corporation having custody of the book in which proceedings of meetings of stockholders are recorded.  Delivery made to the Corporation’s registered office shall be by hand or by certified or registered mail, return receipt requested.  If no record date has been fixed by the Board of Directors and prior action by the Board of Directors is required by the Kansas general corporation law, the Articles of Incorporation or these Bylaws, the record date for determining stockholders entitled to consent to corporate action in writing without a meeting shall be at the close of business on the day on which the Board of Directors adopts the resolution taking such prior action.

In order that the Corporation may determine the stockholders entitled to receive payment of any dividend or other distribution or allotment of any rights or the stockholders entitled to exercise any rights in respect of any change, conversion or exchange of stock, or for the purpose of any other lawful action, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted, and which record date shall be not more than sixty (60) days prior to such action.  If no record date is fixed, the record date for determining stockholders for any such purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto.

ARTICLE 9
DIVIDENDS

9.1                           Dividends.  Whenever the Board of Directors decides that the affairs of the Corporation render it advisable, the Board, at any regular or special meeting, may declare and pay dividends in an amount the Board believes proper upon the shares of stock of the

Corporation either (a) out of the Corporation’s surplus as defined and computed in accordance with the provisions of law, or (b) in case the Corporation shall not have any such surplus, out of the net profits for the fiscal year in which the Board declares the dividend and/or the net profits of the preceding fiscal year; provided, however, that if the capital of the Corporation, computed in accordance with the provisions of the Kansas general corporation law, as amended from time to time, shall have been diminished by depreciation in the value of the Corporation’s property, or by losses, or otherwise, to an amount less than the aggregate amount of the capital represented by the issued and outstanding stock of all classes having a preference upon the distribution of assets, the Board of Directors shall not declare or pay out of such net profits any dividends upon any shares of any classes of its capital stock until the deficiency in the amount of capital represented by the issued and outstanding stock of all classes having a preference upon the distribution of assets shall have been repaired.

ARTICLE 10
INDEMNIFICATION

10.1                    Action Other Than by or in the Right of the Corporation.  The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Corporation) by reason of the fact that he is or was a director or officer of the Corporation or is or was serving at the request of the Corporation as a director or officer of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including reasonable attorneys’ and accountants’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding, if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceedings, had no reasonable cause to believe his conduct was unlawful.  The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the Corporation, or, with respect to any criminal action or proceeding, that he had reasonable cause to believe that his conduct was unlawful.

10.2                    Action by or in the Right of the Corporation.  The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that he is or was a director or officer of the Corporation, or is or was serving at the request of the Corporation as a director or officer of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including reasonable attorneys’ and accountants’ fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation, except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the Corporation unless and only to the extent that the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the court shall deem proper.

10.3                    Determination of Right to Indemnification.  Any indemnification under Section 10.1 or 10.2 (unless ordered by a court) shall be made by the Corporation only as authorized in the specific case upon a determination that indemnification of the person is proper in the circumstances because he has met the applicable standard of conduct set forth in Section 10.1 or 10.2.  Such determination shall be made (a) by the Board of Directors by a majority vote of a quorum consisting of directors who were not parties to such action, suit or proceeding, or (b) if such a quorum is not obtainable, or, even if obtainable a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, or (c) by the stockholders.

10.4                    Right to Indemnification.  Notwithstanding the other provisions of this Article, to the extent that a person holding an office or position specified in Section 10.1 or 10.2 has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in Section 10.1 or 10.2, or in defense of any claim, issue or matter therein, he shall be indemnified against expenses (including reasonable attorneys’ and accountants’ fees) actually and reasonably incurred by him in connection with such action, suit, proceeding, claim, issue or matter.

10.5                    Prepaid Expenses.  Expenses incurred in defending a civil or criminal action, suit or proceeding may be paid by the Corporation in advance of the final disposition of such action, suit or proceeding as authorized in the specific case by the Board of Directors by a majority vote of a quorum consisting of directors who are not parties to such action, suit or proceeding, provided that the Board first shall obtain an undertaking by or on behalf of the person to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the Corporation as authorized in this Article.

10.6                    Other Rights and Remedies.  The indemnification and advancement of expenses provided by, or granted pursuant to, the other Sections of this Article shall not be deemed exclusive of any other rights to which any person seeking indemnification may be entitled under any statute, the Articles of Incorporation, or any agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office.

10.7                    Insurance.  If the Board of Directors so directs by resolution, the Corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the Corporation would have the power to indemnify him against such liability under the provisions of this Article.

10.8                    Merger and Consolidation.  If the Corporation is merged into or consolidated with another corporation (such other corporation being referred to hereinafter in this Section 10.8 as the “Surviving Corporation”), all rights under this Article shall remain in full force and effect and be enforceable against the Surviving Corporation to the same extent such rights would have been enforceable against the Corporation if its separate existence had continued.

10.9                    Employee Benefit Plans.  For purposes of this Article, the term “enterprise” shall include any employee benefit plan; the term “fines” shall include any excise taxes on a person with respect to any employee benefit plan; references to “serving at the request of the Corporation” shall include any service as a director or officer of the Corporation which imposes duties on, or involves services by, such director or officer with respect to an employee benefit plan, its participants or beneficiaries; and a person who acted in good faith and in a manner such person reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner “not opposed to the best interests of the Corporation” as referred to in this Article.

10.10             Benefit.  The indemnification and advancement of expenses provided by, or granted pursuant to, this Article shall continue as to a person who has ceased to be a director or officer of the Corporation and shall inure to the benefit of the heirs, executors, administrators and personal representatives of such a person.

ARTICLE 11
MISCELLANEOUS

11.1                    Seal.  The Corporation shall not have a seal unless required by law.

11.2                    Fiscal Year.  The fiscal year of the Corporation shall be as established by the Board of Directors.

11.3                    Amendments.  The Bylaws may be amended or repealed as provided in the Articles of Incorporation.

11.4                    Waiver of Notice.  Whenever notice is required to be given under any of the provisions of the Kansas general corporation law, the Articles of Incorporation or these Bylaws, a written waiver of notice signed by the person entitled to notice, whether signed before or after the time stated therein, shall be deemed equivalent to notice.  Attendance of a person at a meeting also shall constitute a waiver of notice of such meeting, unless such person attends such meeting for the express purpose of objecting to the transaction of any business because the meeting is not lawfully called or convened and states such to be his purpose at the beginning of the meeting.  Unless otherwise provided in the Articles of Incorporation, neither the business to be transacted at, nor the purpose of, any annual, regular or special meeting of the stockholders, the Board of Directors or any committee of the Board need be specified in any written waiver of notice of such meeting, regardless of whether such specification would be required in the notice of such meeting.

11.5                    Interpretation.  Whenever the context indicates, the masculine gender in these Bylaws shall include the feminine and neuter, and the singular shall include the plural or vice versa.  The table of contents and headings are solely for organization, convenience, and clarity.  They do not define, limit, or describe the scope of these Bylaws or the intent in any of the provisions.

11.6                    Inoperative Portion.  If any portion of these Bylaws shall be invalid or inoperative, then, to the extent reasonable and possible, the remainder shall be valid and operative, and effect shall be given to the intent that the portion held invalid or inoperative manifests.

CERTIFICATE

I, the undersigned, hereby certify that I am the Secretary of AMC ITD, Inc., and the keeper of its corporate records; that the foregoing Bylaws were duly adopted by said Corporation’s Board of Directors as and for the Bylaws of said Corporation, effective as of the 20th day of July, 2010, that the foregoing constitute the Bylaws of said Corporation; and that such Bylaws are now in full force and effect.

Dated:	July 20, 2010

/s/ Kevin M. Connor
Kevin M. Connor, Secretary